Exhibit 99.2

BIONANO GENOMICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS

On August 21, 2020, Bionano Genomics, Inc. (the “Company”), Alta Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub”), Lineagen, Inc., a Delaware corporation (“Lineagen”), and Michael S. Paul, Ph.D., solely in his capacity as exclusive agent and attorney-in-fact of the securityholders of Lineagen, entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into Lineagen (the “Merger”) whereupon the separate corporate existence of Merger Sub ceased, with Lineagen continuing as the surviving corporation of the Merger as a wholly-owned subsidiary of the Company.

The following unaudited pro forma consolidated combined financial statements (the “pro forma financial statements”) have been prepared to reflect the Merger, based on the acquisition method of accounting in accordance with U.S. GAAP, with the Company treated as the acquirer. The pro forma financial statements utilize the historical consolidated financial statements of the Company and Lineagen. The historical consolidated financial statements have been adjusted to give effect to pro forma events that are directly attributable to the Merger and factually supportable and, in the case of the statements of operations, which are expected to have a continuing impact.

The unaudited pro forma consolidated combined statements of operations, which have been prepared for the six months ended June 30, 2020 and the year ended December 31, 2019, give effect to the Merger as if it had occurred on January 1, 2019. The unaudited pro forma consolidated combined balance sheet has been prepared as of June 30, 2020 and gives effect to the Merger as if it had occurred on that date. The pro forma financial statements should be read in conjunction with the accompanying notes and the historical consolidated financial statements and accompanying notes of the Company and Lineagen.

The pro forma financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the Merger been completed as of the dates presented and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company. The pro forma financial statements do not include the realization of future cost savings or synergies, integration-related costs to achieve those potential cost savings or restructuring charges that may occur following the Merger.

BIONANO GENOMICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET
AS OF JUNE 30, 2020

	Bionano	Lineagen	Pro Forma Adjustments	Note 6	Pro Forma Combined

Assets
Current assets:
Cash and cash equivalents	$17,194,067	$687,497	$(3,044,485)	(g)	$14,837,079
Accounts receivable, net	3,249,127	666,690	-		3,915,817
Inventory	3,289,592	33,244	-		3,322,836
Prepaid expenses and other current assets	920,900	183,837	-		1,104,737
Total current assets	24,653,686	1,571,268	(3,044,485)		23,180,469
Intangible assets, net		871,575	708,425	(a)	1,580,000
Goodwill	-	-	7,556,915	(b)	7,556,915
Property and equipment, net	2,549,805	130,901	-		2,680,706
Other long-term assets	-	30,546	-		30,546
Total assets	$27,203,491	$2,604,290	$5,220,855		$35,028,636

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,850,450	$3,529,869	$(1,558,929)	(d)	$4,821,390
Accrued expenses	2,431,035	1,754,306	1,927,000	(c)	6,112,341
Contract liabilities	289,400	-	-		289,400
Current portion of long-term debt, net of discount	13,938,409	24,384,541	(24,384,541)	(e)	13,938,409
Warrant liability	-	878,910	(878,910)	(e)	-
Total current liabilities	19,509,294	30,547,626	(24,895,380)		25,161,540
Long-term debt, net of current portion	1,774,600	-	-		1,774,600
Long-term contract liabilities	83,510	-	-		83,510
Total liabilities	21,367,404	30,547,626	(24,895,380)		27,019,650

Common stock	9,197	589	(589)	(f)	9,800
			603	(g)
Convertible preferred stock	-	38,986	(38,986)	(f)	-
Additional paid-in capital	126,989,028	57,890,582	(57,890,582)	(f)	131,088,324
			4,099,296	(g)
Accumulated deficit	(121,162,138)	(85,873,493)	85,873,493	(f)	(123,089,138)
			(1,927,000)	(c)
Total stockholders’ equity (deficit)	5,836,087	(27,943,336)	30,116,235		8,008,986
Total liabilities and stockholders’ equity (deficit)	$27,203,491	$2,604,290	$5,220,855		$35,028,636

BIONANO GENOMICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2020

	Bionano	Lineagen	Reclassifications (f)	Pro Forma Adjustments	Note 5	Pro Forma Combined
Revenues:
Product revenue	$1,923,155	$-	$-	$-		$1,923,155
Other revenue	394,519	-	-	-		394,519
Service revenue		2,613,115	-	-		2,613,115
Total revenue	2,317,674	2,613,115	-	-		4,930,789
Cost of revenue:
Cost of product revenue	1,289,344	-	-	-		1,289,344
Cost of other revenue	169,335	-	-	-		169,335
Cost of service revenue		-	804,185	-		804,185
Total cost of revenue	1,458,679	-	804,185	-		2,262,864
Operating expense:
Cost of revenue	-	525,185	(525,185)	-		-
Research and development	5,075,098	-	-	-		5,075,098
Selling, general and administrative	12,980,980	4,179,390	(279,000)	(367,000)	(a)	16,668,490
				154,120	(b)
Total operating expense	18,056,078	4,704,575	(804,185)	(212,880)		21,743,588
Loss from operations	(17,197,083)	(2,091,460)	-	212,880		(19,075,663)
Other income (expense):
Interest expense	(1,321,897)	(875,523)	-	875,523	(c)	(1,321,897)
Interest income	-	1,826	-	-		1,826
Loss on adjustment to fair value of warrant liability	-	(20,047)	-	20,047	(d)	-
Other expense	(55,484)	(6,238)	6,238	-		(55,484)
Total other income (expense)	(1,377,381)	(899,982)	6,238	895,570		(1,375,555)
Loss before income taxes	(18,574,464)	(2,991,442)	6,238	1,108,450		(20,451,218)
Provision for income taxes	(10,258)	-	(6,238)	-		(16,496)
Net loss	$(18,584,722)	$(2,991,442)	$-	$1,108,450		$(20,467,714)
Net loss per share, basic and diluted	$(0.29)				(e)	$(0.30)
Weighted-average common shares outstanding basic and diluted	63,238,000			6,029,263	(e)	69,267,263

BIONANO GENOMICS, INC.
UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019

	Bionano	Lineagen	Reclassifications (f)	Pro Forma Adjustments	Note 5	Pro Forma Combined
Revenues:
Product revenue	$9,474,444	$-	$-	$-		$9,474,444
Other revenue	655,064	-	-	-		655,064
Service revenue	-	7,534,902	-	-		7,534,902
Total revenue	10,129,508	7,534,902	-	-		17,664,410
Cost of revenue:						-
Cost of product revenue	6,495,693	-	-	-		6,495,693
Cost of other revenue	272,454	-	-	-		272,454
Cost of service revenue	-	-	4,161,038	-		4,161,038
Total cost of revenue	6,768,147	-	4,161,038	-		10,929,185
Operating expense:
Cost of revenue	-	3,390,038	(3,390,038)	-		-
Research and development	9,080,891	2,030	-	-		9,082,921
Selling, general and administrative	20,155,376	10,741,280	(771,000)	308,240	(b)	30,433,896
Total operating expense	29,236,267	14,133,348	(4,161,038)	308,240		39,516,817
Loss from operations	(25,874,906)	(6,598,446)	-	(308,240)		(32,781,592)
Other income (expense):
Interest expense	(2,286,196)	(3,828,303)	-	3,828,303	(c)	(1,992,453)
Interest income	-	15,405	-	-		15,405
Gain on adjustment to fair value of warrant liability	-	174,097	-	(174,097)	(d)	-
Loss on debt extinguishment	(1,333,496)	-	-	-		(921,496)
Other expense	(299,424)	50,884	(26)	-		(954,309)
Total other income (expense)	(3,919,116)	(3,587,917)	(26)	3,654,206		(3,852,853)
Loss before income taxes	(29,794,022)	(10,186,363)	(26)	3,345,966		(36,634,445)
Provision for or benefit from income taxes	(21,048)	-	26	-		(21,022)
Net loss	$(29,815,070)	$(10,186,363)	$-	$3,345,966		$(36,655,467)
Net loss per share, basic and diluted	$(1.99)				(e)	$(1.74)
Weighted-average common shares outstanding basic and diluted	14,977,901			6,029,263	(e)	21,007,164

BIONANO GENOMICS, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANICAL STATEMENTS

1.	Description of the Merger

On August 21, 2020, the Company, Merger Sub, Lineagen, and Michael S. Paul, Ph.D., solely in his capacity as exclusive agent and attorney-in-fact of the securityholders of Lineagen, entered into the Merger Agreement. Pursuant to the terms and conditions of the Merger Agreement, Merger Sub merged with and into Lineagen whereupon the separate corporate existence of Merger Sub ceased, with Lineagen continuing as the surviving corporation of the Merger as a wholly-owned subsidiary of the Company.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the shares of capital stock of Lineagen and all options of Lineagen that were issued and outstanding immediately prior to the Effective Time were automatically cancelled and extinguished without any payment with respect thereto. Certain holders of convertible notes and other indebtedness of Lineagen (the “Lenders”) at the closing of the Merger (the “Closing”) received common stock of the Company. The total number of shares of the Company’s common stock issued or reserved for issuance as consideration for the Merger is 6,167,510 shares, subject to adjustment for cash, accounts receivable, unpaid indebtedness, unpaid transaction expenses and certain other liabilities of Lineagen (the “Merger Shares”). 925,126 of the Merger Shares (the “Escrowed Shares”) will be held in an escrow fund for purposes of satisfying any post-closing purchase price adjustments and indemnification claims under the Merger Agreement.

Also as consideration for the Merger, pursuant to the Merger Agreement, the Company paid approximately $1.9 million in cash to certain creditors and assumed certain liabilities of Lineagen totaling approximately $2.9 million, reflective of the Company's preliminary estimate of the post-closing purchase price adjustment (which adjustment is subject to finalization pursuant to the terms of the Merger Agreement). In addition, on August 21, 2020, concurrent with the Closing, the Company paid approximately $1.1 million to satisfy all outstanding principal and accrued interest amounts due pursuant to that certain Promissory Note, dated April 22, 2020, by and between Lineagen and Silicon Valley Bank (the “Lineagen PPP Loan”), issued pursuant to the Paycheck Protection Program under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) administered by the U.S. Small Business Administration (the “SBA”). The amount outstanding under the Lineagen PPP Loan previously accrued interest of 1.00% per annum and was subject to the standard terms and conditions applicable to loans administered by the SBA under the CARES Act. The Lineagen PPP Loan was prepaid by the Company prior to maturity without penalty.

The Merger Agreement contains customary representations and warranties of each of the parties as well as customary covenants and additional agreements. The Merger Agreement includes indemnification provisions whereby the Lenders will indemnify the Company for losses arising out of, among other things, inaccuracies in, or breaches of, the representations, warranties and covenants of Lineagen, pre-closing taxes of Lineagen and matters relating to claims by holders of former holders of Lineagen capital stock, subject to certain caps, deductibles, and other limitations. To support such indemnification obligations, the Company and the other indemnified parties will be able to make claims against the Escrowed Shares for a period of one year following the consummation of the Merger.

2.	Basis of Presentation

The Company will account for its acquisition of Lineagen using the acquisition method of accounting. The acquisition method of accounting is based on Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, which uses the fair value concepts defined in ASC Topic 820, Fair Value Measurements and Disclosures.

ASC Topic 805 requires, among other things, that assets and liabilities acquired be recognized at their fair values as of the acquisition date. ASC Topic 820 defines the term “fair value” and sets forth the valuation requirements for any asset or liability measured at fair value, expands related disclosure requirements and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measures. Fair value measurements can be highly subjective, and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

The pro forma adjustments reflect preliminary estimates of the fair value of the consideration transferred, the assets acquired and the liabilities assumed, which may change upon finalization of valuation studies. The final adjustments could be materially different from the pro forma adjustments presented herein. The unaudited pro forma consolidated combined statement of operations includes certain accounting adjustments related to the Merger that are expected to have a continuing impact on the combined results, such as increased amortization of the acquired intangible assets.

For purposes of acquisition accounting, consideration transferred includes all forms of consideration transferred to effect the acquisition. An acquirer may distribute cash or other consideration to settle debt or other liabilities of the acquiree on or near the acquisition date. If the acquirer is deemed to not have assumed the acquiree’s liabilities that were paid by the acquirer on or near the acquisition date, the payments are considered part of the consideration transferred, not as assumed liabilities in acquisition accounting. All cash paid and shares issued by the Company pursuant to the Merger Agreement were distributed to debt holders and other creditors of Lineagen. The Company determined that it did not assume Lineagen’s liabilities that were settled with cash or shares, and therefore the cash and shares distributed were treated as consideration transferred.

Under ASC 805, acquisition-related transaction costs (such as advisory, legal, valuation, other professional fees) are not included as a component of consideration transferred. Such costs are expensed in the statements of operations in the periods incurred. However, as discussed above, cash and other consideration distributed to settle the acquiree’s liabilities (including liabilities related to certain of the acquiree’s acquisition-related costs) were determined to be consideration transferred. As discussed in Note 6, all acquisition-related costs not treated as consideration transferred have been included in the unaudited pro forma consolidated combined balance sheet as of June 30, 2020.

3.	Estimated Purchase Price

The following is a preliminary estimate of the purchase price for the acquisition of Lineagen:

Cash (a)	$1,939,977
Cash transferred for repayment of Lineage PPP Loan (b)	$1,104,508
Shares common stock issued as consideration (c)	6,167,510
Estimated shares of common stock to be returned to the Company (c)	(138,247)
Stock price per share on Effective Date	$0.68
Value of estimated common stock consideration (c)	$4,099,899
Total estimated purchase price (c)	$7,144,384

(a) The Company paid approximately $1.9 million in cash to certain creditors of Lineagen.

(b) The Company paid approximately $1.1 million to satisfy all outstanding principal and accrued interest amounts due pursuant to the Lineagen PPP Loan.

(c) The total number of shares of the Company’s common stock issued or reserved for issuance as consideration for the Merger was 6,167,510 shares. 925,126 of the Merger Shares will be held in an escrow fund for purposes of satisfying any post-closing purchase price adjustments and indemnification claims under the Merger Agreement. The total number of Merger Shares is subject to adjustment for cash, accounts receivable, unpaid indebtedness, unpaid transaction expenses and certain other liabilities of Lineagen. The value of the estimated common stock consideration and the total estimated purchase price incorporate the return of an estimated 138,247 Escrowed Shares to the Company based on a preliminary estimate of this adjustment.

4.	Estimated Purchase Price Allocation

The total estimated purchase price was allocated to Lineagen’s net assets based on their estimated fair values as of June 30, 2020, the effective date of the Merger for the purposes of this pro forma presentation. The estimated fair value of Lineagen’s tangible and intangible assets acquired and liabilities assumed on a preliminary basis as of June 30, 2020 are as follows:

Cash and cash equivalents	$687,497
Accounts receivable	666,690
Other assets	247,627
Property and equipment, net	130,901
Intangible assets	1,580,000
Goodwill	7,556,915
Accounts payable and other accrued liabilities	(3,725,246)
Net assets acquired	$7,144,384

5.	Reclassification and Proforma Adjustments – Statements of Operations

The following pro forma adjustments included in the unaudited pro forma consolidated combined statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 give effect to the Merger as if it had occurred on January 1, 2019:

(a)	Transaction Costs – Transaction costs incurred in connection with the Merger are not expected to continue subsequent to the Merger.

(b)
Intangible Asset Amortization – To reflect amortization expense for the fair value of the acquired intangible assets, including a tradename intangible with an acquisition-date fair value of $0.6 million and a customer relationship intangible with an acquisition-date fair value of $1.0 million, both amortized straight-line over estimated useful lives of five years. Straight-line amortization was determined to be materially consistent with the pattern of expected use of the intangible assets.

(c)	Interest Expense – To remove interest expense related to extinguished debt incurred by Lineagen. This debt was not assumed by the Company in connection with the Merger.

(d)	Gain or Loss on Adjustment to Fair Value of Warrant Liability – To remove the gain or loss on adjustment to fair value of warrant liability, as all warrants were extinguished.

(e)
Weighted-Average Common Shares Outstanding and Net Loss per Share – At the Closing of the Merger, Bionano issued or reserved for issuance to certain holders of convertible notes and other creditors of Lineagen 6,167,650 shares of its common stock. 925,126 of the Merger Shares will be held in an escrow fund for purposes of satisfying any post-closing purchase price adjustments and indemnification claims under the Merger Agreement. The total number of Merger Shares is subject to adjustment for cash, accounts receivable, unpaid indebtedness, unpaid transaction expenses and certain other liabilities of Lineagen, and the total estimated purchase price incorporates the return of an estimated 138,247 Escrowed Shares to the Company based on a preliminary estimate of this adjustment.

(f)
Reclassification(s) – Adjustments to conform Lineagen’s historical financial statement presentation with the Company’s presentation. Adjustments include (i) reclassifying amounts presented by Lineagen as cost of revenue within operating expense to cost of service revenue within cost of revenue, (ii) reclassifying certain labor costs presented by Lineagen as selling, general and administrative expense to cost of service revenue, and (iii) reclassifying the income tax provision or benefit from other expense to a separate line item.

6.	Proforma Adjustments – Balance Sheet

The following are the pro forma adjustments included in the unaudited pro forma consolidated combined balance sheet as of June 30, 2020 and give effect to the Merger as if it had occurred on that date:

(a)	Intangible Assets – To reflect the valuation of intangible assets acquired in conjunction with the Merger.

(b)	Goodwill – Goodwill to be recognized as a result of the Merger.

(c)
Other Current Liabilities – To reflect accrued liabilities that are directly attributable to the closing of the Merger, including estimated transaction costs to complete the Merger of approximately $0.8 million for Lineagen and $1.1 million for the Company. These transaction costs principally consist of financial advisor fees, legal expenses and auditor expenses.

(d)	Accounts Payable – At the Closing of the Merger, merger consideration was issued to satisfy approximately $1.6 million in non-debt trade liability of Lineagen.

(e)
Long-term Debt – At the Closing of the Merger, merger consideration of approximately $0.9 million in cash and approximately 5.5 million shares of Bionano common stock was paid or issued to certain holders of convertible notes and other creditors of Lineagen, in full satisfaction of the outstanding long-term debt liabilities of Lineagen, not including the Lineagen PPP Loan. Warrants previously issued in connection with long-term debt liabilities were cancelled for no consideration. In addition, Bionano paid approximately $1.1 million to fully satisfy the Lineagen PPP Loan prior to maturity without penalty.

(f)	Stockholders’ Equity – This is to reflect the elimination of Lineagen's historical shareholders’ equity.

(g)
Estimated Merger Consideration – Estimated merger consideration includes approximately $1.9 million in cash paid at Closing to certain creditors of Lineagen, and additionally approximately $1.1 million in cash paid immediately prior to Closing in full satisfaction of the Lineagen PPP Loan. In addition, Bionano issued or reserved for issuance to certain holders of convertible notes and other creditors of Lineagen 6,167,650 shares of its common stock. 925,126 of the Merger Shares will be held in an escrow fund for purposes of satisfying any post-closing purchase price adjustments and indemnification claims under the Merger Agreement. The total number of Merger Shares is subject to adjustment for cash, accounts receivable, unpaid indebtedness, unpaid transaction expenses and certain other liabilities of Lineagen. The value of the estimated common stock consideration and the total estimated purchase price incorporate the return of an estimated 138,247 Escrowed Shares to the Company based on a preliminary estimate of this adjustment.